Exhibit 8.1

LIST OF SUBSIDIARIES

	Name	Jurisdiction of Incorporation
1.	Korea Hydro & Nuclear Power Co., Ltd.	Korea
2.	Korea South-East Power Co., Ltd.	Korea
3.	Korea Midland Power Co., Ltd.	Korea
4.	Korea Western Power Co., Ltd.	Korea
5.	Korea Southern Power Co., Ltd.	Korea
6.	Korea East-West Power Co., Ltd.	Korea
7.	KEPCO Engineering & Construction Co., Inc.	Korea
8.	KEPCO Plant Service & Engineering Co., Ltd.	Korea
9.	KEPCO Nuclear Fuel Co., Ltd.	Korea
10.	KEPCO KDN Co., Ltd.	Korea
11.	Garolim Tidal Power Plant Co., Ltd.	Korea
12.	Korea Engineering & Power Services Co., Ltd.	Korea
13.	Dongducheon Dream Power Co., Ltd.	Korea
14.	KEPCO International Hong Kong Ltd.	Hong Kong
15.	KEPCO International Philippines Inc.	Philippines
16.	KEPCO Gansu International Ltd.	Hong Kong
17.	KEPCO Philippines Holdings Inc.	Philippines
18.	KEPCO Philippines Corporation	Philippines
19.	KEPCO Ilijan Corporation	Philippines
20.	KEPCO Lebanon SARL	Lebanon
21.	KEPCO Neimenggu International Ltd.	Hong Kong
22.	KEPCO Shanxi International Ltd.	Hong Kong
23.	KOMIPO Global Pte Ltd.	Singapore
24.	KEPCO Canada Energy Inc.	Canada
25.	KEPCO Netherlands B.V.	Netherlands
26.	KEPCO Imouraren Uranium Investment Ltd.	France
27.	KEPCO Australia Pty. Ltd.	Australia
28.	KOSEP Australia Pty. Ltd.	Australia
29.	KOMIPO Australia Pty. Ltd.	Australia
30.	KOWEPO Australia Pty. Ltd.	Australia
31.	KOSPO Australia Pty. Ltd.	Australia
32.	KEPCO Middle East Holding Company	Bahrain
33.	Qatrana Electric Power Company	Jordan
34.	KHNP Canada Energy Ltd.	Canada
35.	KEPCO Bylong Australia Pty., Ltd.	Australia
36.	Korea Waterbury Uranium Limited Partnership	Canada
37.	KEPCO Canada Uranium Investment Limited Partnership	Canada
38.	Sylardus Holding B.V.	Netherlands
39.	Akkuyu Finance B.V.	Netherlands
40.	Akkuyu Fuel B.V.	Netherlands
41.	Akkuyu Operations B.V.	Netherlands
42.	Korea Electric Power Nigeria Ltd.	Nigeria
43.	KEPCO Holdings de Mexico, S.de R.L.de C.V.	Mexico
44.	KST Electric Power Company, S.A.P.I.de C.V.	Mexico
45.	KEPCO Energy Service Company, S.de R.L.de C.V.	Cayman Islands
46.	KEPCO Netherlands S3 B.V.	Netherlands
47.	PT. KOMIPO Pembangkitan Jawa Bali	Indonesia

	Name	Jurisdiction of Incorporation
48.	PT. Cirebon Power Service	Indonesia
49.	KOWEPO International Corporation	Philippines
50.	KOSPO Jordan LLC	Jordan
51.	EWP Cebu Corporation	Philippines
52.	EWP Philippine Holdings Corporation	United States
53.	EWP America, Inc.	United States
54.	EWP Renewable Corporation	United States
55.	DG Fairhaven Power, LLC	United States
56.	DG Kings Plaza Holdings, LLC	United States
57.	DG Kings Plaza, LLC	United States
58.	DG Kings Plaza II, LLC	United States
59.	DG Whitefield, LLC	United States
60.	Springfield Power, LLC	United States
61.	KNF Canada Energy Ltd.	Canada
62.	PT KEPCO Resource Indonesia	Indonesia
63.	EWP Barbados 1 SRL	Barbados
64.	California Power Holdings, LLC	United States
65.	Gyeonggi Fuel Cell Power Plant Co., Ltd.	Korea
66.	PT. Tanggamus Electric Power	Indonesia

All of the foregoing entities do business under their respective names set forth above.

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